Exhibit 99.1

**PRESS RELEASE**

Contact:

W. Guy Ormsby

Executive Vice President and Chief Financial Officer

(413) 594-6692

CHICOPEE BANCORP, INC.

ANNOUNCES DATE OF ANNUAL MEETING

Chicopee, Massachusetts — March 16, 2007. Chicopee Bancorp, Inc. (Nasdaq: CBNK) announced today that the Corporation’s annual meeting of shareholders will be held on Wednesday, May 30, 2007.

Chicopee Bancorp, Inc. is the holding company for Chicopee Savings Bank, which operates from 6 offices in Chicopee, Ludlow and West Springfield, Massachusetts.